UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2025, Easterly Government Properties, Inc. (the “Company”), its operating partnership, Easterly Government Properties LP (the “Operating Partnership”), and certain subsidiaries of the Operating Partnership entered into a fifth amendment (the “Term Loan Amendment”) to its second amended and restated credit agreement, dated as of July 23, 2021 (as amended, restated, or otherwise modified from time to time, the “2021 Credit Agreement”), with Citibank, N.A., as administrative agent and the banks, financial institutions and other institutional lenders party thereto (collectively, the “Lenders”). The 2021 Credit Agreement provides for (i) a $200.0 million senior unsecured term loan (the “2018 Term Loan”) and (ii) a $450.0 million senior unsecured revolving credit facility (the “2021 Revolver”). As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2024, the component of the 2021 Credit Agreement providing for the 2021 Revolver was terminated effective as of June 3, 2024.

The Term Loan Amendment extends the maturity date of the 2018 Term Loan from July 23, 2026 to August 21, 2028, or such later date pursuant to two one-year extension options exercisable by the Company in its discretion, subject to certain conditions, including the payment of a fee. The Term Loan Amendment also removes the minimum consolidated tangible net worth financial covenant and includes an accordion feature that provides the Company with additional capacity, subject to the satisfaction of customary terms and conditions, of up to $100.0 million. Other than the foregoing, the material terms of the 2021 Credit Agreement remain unchanged. After giving effect to borrowings on the date of the Term Loan Amendment, the $200.0 million initially committed Term Loan is fully drawn.

Certain of the banks and financial institutions that are parties to the 2021 Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On August 21, 2025, the Company issued a press release announcing the terms of the Fifth Amendment. A copy of that press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release, dated August 21, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

Date:	August 21, 2025	By:	/s/ Franklin V. Logan
Franklin V. Logan Executive Vice President, General Counsel and Secretary